# BRIGHTLANE CORP.
# GRANT OF OPTION TO PETER HELLWIG

As of July 23, 2019

Brightlane Corp. (Hereinafter the "Optionor" or the "Company"), a Nevada corporation, hereby grants to Peter Hellwig ("Optionee") an option to purchase One Million shares of common stock, $0.001 par value of the Company at the purchase price of $0.30 per share in accordance with and subject to the terms and conditions of this Grant of Option ("Option"). This Option is exercisable in whole or in part, pursuant to the terms and conditions of this Option, and upon payment in cash or cancellation of fees, or other form of payment acceptable to the Company, to the offices of the Company at 1600 West Loop South, Suite 600 Houston, Texas 77027.

This Option supersedes and replaces any prior notice of option grant, description of vesting terms or similar documents previously delivered to Optionee for options granted on the Brightlane Corp. Grant of Option Vesting Schedule. In the event that Optionee's employee status with the Company or any of its subsidiaries terminates for cause or the Optionee decides to voluntarily terminate his employee status with the Company, this Option shall terminate to any un-exercised options, and any vested but un-exercised options shall immediately expire and may not be exercised.

Subject to the preceding paragraph, this Option, or any portion hereof, may be exercised only to the extent vested per the attached schedule, and must be exercised by Optionee no later than four (4) years after the date of the execution of this Option (the "Expiration Date") by

(i) notice in writing, sent by facsimile copy to the Company at its address set forth above; and

(ii) payment of the Purchase Price of a minimum of $1,000 (unless the Purchase price for the exercise of all vested options available to be exercised totals less than $1,000) pursuant to the terms of this Option.

PH

Any portion of this Option that is not exercised on or before the Expiration Date shall lapse. The notice must refer to this Option, and it must specify the number of shares being purchased, and recite the consideration being paid therefor. Notice shall be deemed given on the date on which the notice is delivered to the Company by facsimile transmission bearing an authorized signature of Optionee.

This Option shall be considered validly exercised once payment has cleared the banking system or the Company has issued a credit memo for services in the appropriate amount, or receives a duly executed acceptable promissory note, if the Option is granted with deferred payment, and the Company has received written notice of such exercise.

If Optionee fails to exercise this Option in accordance with this Option, then this Option shall terminate and have no force and effect, in which event Optionor and Optionee shall have no liability to each other with respect to this Option. This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The validity, construction and enforceability of this Option shall be construed under and governed by the laws of the State of Nevada, without regard to its rules concerning conflicts of laws, and any action brought to enforce this Option or resolve any controversy, breach or disagreement relative hereto shall be brought only in a court of competent jurisdiction in the State of Nevada. Unless otherwise set forth in a separate employment or consulting agreement, the shares of stock issuable upon exercise of the Option are not subject to adjustment due to any changes in the capital structure of the Company.

Further, the Underlying Shares may not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, pledged, hypothecated or otherwise disposed of until

(i) the Underlying Shares have been registered with the Securities and Exchange Commission pursuant to an effective registration statement, or an exemption from registration; or

(ii) an Opinion of Counsel, satisfactory to the Company, has been received, which opinion sets forth the basis and availability of any exemption for resale or transfer from federal or state securities registration requirements.

This Option may be executed through the use of separate signature pages or in any number of counterparts and by facsimile.

PH

This Option relates to options granted on July 23, 2019.

BRIGHTLANE CORP.

BY THE BOARD OF DIRECTORS

By: ______________________
Stephen C. Helm

By: ______________________
David Hill II

By: ______________________
Simon W. Holden

OPTIONEE: ______________________
Peter Hellwig

Brightlane Corp.
Grant of Option
Vesting Schedule

| | |
|---|---|
| OPTIONEE: | Peter Hellwig |
| OPTIONS GRANTED: | Total: One Million Shares of Common Stock. |
| VESTING SCHEDULE: | July 23, 2020: 333,333.00 Shares of Common Stock,<br>July 23, 2021: 333,333.00 Shares of Common Stock,<br>July 23, 2022: 333,334.00 Shares of Common Stock. |
| PURCHASE PRICE: | $ .30 per Share |
| DATE OF GRANT: | July 23, 2019 |
| EXERCISE PERIOD: | July 23, 2020 to July 23, 2023 |
| EXERCISED TO DATE: INCLUDING THIS EXERCISE | ______________________ |
| BALANCE TO BE EXERCISED: | ______________________ |

FORM OF SUBSCRIPTION
(TO BE SIGNED ONLY UPON EXERCISE OF THE OPTION)

TO: Brightlane Corp. ("Optionor")

The undersigned, the holder of the Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, ___________ shares of the Common Stock of Brightlane Corp., and herewith makes payment of _____________ therefor. Optionee requests that the certificates for such shares be issued in the name of Optionee and be delivered to Optionee at the address of ______________________________________________________________________, and if such shares shall not be all of the shares purchasable hereunder, represents that a new Subscription of like tenor for the appropriate balance of the shares, or a portion thereof, purchasable under the Option be delivered to Optionor when and as appropriate.

OPTIONEE: ________________________

Dated: ________________________